Exhibit 10.1

CONTRACT

No. DS-AM 101204 2010-12-04 Date : December 04, 2010 Order No. 003

SELLERS:     ZHENGZHOU DUESAIL FRACTURE PROPPANT CO., LTD
ADDRESS:     NO. 38 Gengsheng Road Dayugou Town, Gongyi City, Henan Province, China 451271
TEL:      86-371-64059666
FAX:      86-371-64059666

BUYER:     AMSAT International
ADDRESS:      6812 Hanging Moss Rd. FL 32807, Orlando, USA
TEL:      +1-407-951-8146
FAX:      +1-321-972-5284

The undersigned Seller and Buyer have agreed to conclude the following transactions according to terms and conditions stipulated below:

1.	69Mpa 20/40.

Product Specifications: Ceramic proppant, size 20/40(69Mpa) apparent density < 3.4 g/cm3; bulk density < 1.85 g/cm3; acid solubility (12/3, HCl/HF) < 8.0%; crush strength (69 Mpa) < 8%; turbidity (NTU) < 100; sphericity > 0.8, roundness > 0.8

2.	12,096 Quantity: total net weight 12,096MT.

3.	Unit Price:USD445/MT

4.	Term: FOB Tianjin/Qingdao

5.	Total Amount : USD5,382,720.00

6.	Packing: 1.8MT net jumbo bags, to be provided by seller.

7.	Shipment: To be sent by partial-shipment in January to June, 2011 from Gongyi, HENAN to Tianjin / Qingdao Port. It will be about 2016MT per month.

8.	Marine Insurance: To be covered by Buyer.

9.

Payment:10% down-payment after signing the contract, 20% down-payment by T/T within 5 working days after the goods delivered to the port, the rest 70% payment to be paid against the copy of B/L within 15 working days(before release the BL).

10.	Seller’s documents for the shipment to be provided as following: Commercial Invoice, Packing List, Certificate of Origin, Bill of lading.

11.	The seller shall not be held responsibility for failure or delay in delivery of the entire lot or a portion of the goods under this Contract in consequence of any Force Majeure incidents.

12.

All disputes arising from the execution of or in connection with this Contract shall be settled amicably through negotiation. In case no settlement can be reached through negotiation, the case shall then be submitted to China International Foreign Economic & Trade Arbitration Commission, Beijing, for arbitration in accordance with this arbitral rules. The arbitrator’s decision is final and binding upon both parties.

SELLER	BUYER

/signed/	/signed/
ZHENGZHOU DUESAIL FRACTURE PROPPANT CO., LTD	AMSAT INTERNATIONAL